EXHIBIT 10.11

2010 President’s Incentive Plan

2010 Risk Management Goal [Segment Weight = 40%]

Qualitative assessment at yearend by Board of Directors.

Goal Measures

•	Enhance the framework for balancing the risks to the Bank as a cooperative, from individual member credit deterioration, with the mission of the Bank to support members’ housing finance objectives.

•	Enhance the Bank’s ability to prudently support weak and troubled members.

•

Enhance accounting and risk management processes and practices for the Bank’s portfolio of non-agency MBS to improve fair value measurement, credit risk and accounting write-down risk analysis, and funding and hedging risk analysis.

•	Improve the measurement and management of strategic liquidity risk to enhance the Bank’s ability to provide liquidity to members.

•	Maintain System leadership in accounting policy and System consistency projects.

•

Begin implementation of the new Front Office and Back Office trading, operations and accounting infrastructure to place the Bank in a better position to meet regulatory, risk management and competitive challenges.

2010 Franchise Enhancement Goal [Segment Weight = 40%]

Qualitative assessment at yearend by Board of Directors.

Goal Measures

•

Achieve targeted potential dividend spread. Enhance financial strategies that enable the Bank to effectively manage capital and maintain the appropriate balance between financial risk and financial return.

•	Innovate and pursue business and product development opportunities to enhance and promote the value of the franchise to members, prospects and constituents.

•	Develop strategies and implementation plans to address either significant shrinkage or significant growth in advances.

•	Develop and actively pursue strategies to counter the unintended consequences of Congressional and regulatory efforts that affect the FHLBanks’ funding and advances franchises.

•	Develop a strategy to resume repurchase of excess capital stock and payment of dividends.

2010 Community Investment Goal [Segment Weight = 20%]

Qualitative assessment at yearend by Board of Directors.

Goal Measures

•	Promote the use of the Bank’s CICA products.

•	Promote active participation in the Banks’ Affordable Housing Program and Set-Aside Programs.

•

Provide effective technical assistance and outreach for Affordable Housing Program and Set-Aside Programs and promote financial literacy, foreclosure prevention, and re-use of foreclosed homes for affordable housing.

2010 President Goal Weights

	President
	Corporate Goal Weights	Goal Weight (includes individual goals)
Individual	N/A	10%
Risk Management	40%	36%
Franchise Enhancement	40%	36%
Community Investment	20%	18%
Total	100%	100%